Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
at
$87.50 NET PER SHARE
by
HDTMS, INC.
an indirect wholly owned subsidiary of
HERTZ GLOBAL HOLDINGS, INC.

Pursuant to the Offer to Purchase dated September 10, 2012

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 5, 2012, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

By Mail:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

By Facsimile:

(For Eligible Institutions Only)
(617) 360-6810

Confirm Facsimile Transmission:
(781) 575-2332

        This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used by stockholders of Dollar Thrifty Automotive Group, Inc., a Delaware corporation ("Dollar Thrifty"), desiring to tender shares of common stock, par value $0.01 per share (together with the associated preferred stock purchase rights, "Dollar Thrifty common stock"), of Dollar Thrifty pursuant to the Offer (as defined below) if certificates representing shares of Dollar Thrifty common stock and, if applicable, any separate certificates representing associated preferred stock purchase rights are not immediately available, if the procedure for delivery by book-entry transfer cannot be completed on a timely basis or delivery of the certificates representing shares of Dollar Thrifty common stock and, if applicable, any separate certificates representing associated preferred stock purchase rights and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the "Depositary") prior to the expiration date (as defined in the Offer to Purchase, dated September 10, 2012 ("the "Offer to Purchase")). To tender shares of Dollar Thrifty common stock, this Notice of Guaranteed Delivery must be delivered to the Depositary at one of its addresses set forth above and must include a signature guarantee by a financial institution that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other "Eligible Guarantor Institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each, an "Eligible Institution") in the form set forth herein. See Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION TO A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES OF DOLLAR THRIFTY COMMON STOCK AND, IF APPLICABLE, ANY SEPARATE CERTIFICATES REPRESENTING ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

        The undersigned hereby tenders to HDTMS, Inc. ("Purchaser"), a Delaware corporation and an indirect wholly owned subsidiary of Hertz Global Holdings, Inc. ("Hertz"), a Delaware corporation, upon the terms and subject to the conditions set forth in Offer to Purchase and the related Letter of Transmittal, dated September 10, 2012 (which together, as amended, supplemented or modified from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Dollar Thrifty common stock set forth below, pursuant to the guaranteed delivery procedure set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Number of Shares:
Certificate Numbers (If Available):
Name of Tendering Institution:
Name(s) of Record Holders:
Taxpayer Identification or Social Security Number:
☐ Check this box if shares will be delivered by book-entry transfer:
Account Number:
Address(es):	(Zip Code)
Area Code and Telephone Number(s):
Dated:
Signature(s) of Holder(s):

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a member of the Security Transfer Agent Medallion Signature Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (i) represents that the tender of shares of Dollar Thrifty common stock effected hereby complies with Rule 14e-4 under the Exchange Act, and (ii) guarantees to deliver to the Depositary the certificates representing shares of Dollar Thrifty common stock and, if applicable, any separate certificates representing associated preferred stock purchase rights tendered hereby, in proper form for transfer, or a book-entry confirmation with respect to all shares of Dollar Thrifty common stock tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of book-entry delivery, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message in the case of book-entry delivery, and certificates for shares of Dollar Thrifty common stock and, if applicable, any separate certificates representing associated preferred stock purchase rights, or a book-entry confirmation, to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:		(Authorized Signature)
Address:		Name:	(Please Print)
	(Zip Code)	Title:
Area Code and Tel. No.:		Date:

DO NOT SEND CERTIFICATES WITH THIS NOTICE.
CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.